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                                  EXHIBIT 10.36



                          SARATOGA BEVERAGE GROUP, INC.
                              AMENDMENT TO BY-LAWS


                                   Exhibit-2
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                          SARATOGA BEVERAGE GROUP, INC.
                              AMENDMENT TO BY-LAWS

Article II, Section 2 is amended by adding the phrase "or the President" immediately following the word "Directors" in line 4 thereof.

Article II, Section 3 is amended by adding the phrase "or the Co-Chairman" immediately preceding the word "or" on line 5 thereof.

Article III, Section 1 is amended by inserting the phrase "death," immediately following "earlier" in line 10 thereof and by deleting the following sentence in its entirety: "Any director may resign at any time upon notice to the Corporation."

A new Section 3 is added to Article III to read as follows:

                  Section 3. Resignation. Any director may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some event.

A new Section 4 is added to Article III to read as follows:

                  Section 4. Removal. Any director may be removed from office with or without cause by (a) a vote of the holders of a majority of the shares entitled to vote in the election of directors or (b) a vote of a least two-thirds of the directors then in office (excluding from the calculation the director whose removal is sought).

Sections 3-8 of Article III are renumbered 5-10, respectively.

A new Section 11 is added to Article III to read as follows:

                  Section 11. Chairman of the Board. The Board of Directors may appoint one or more directors to serve as Chairman or Co-Chairman of the Board to perform such duties and possess such powers as are assigned to him or to them by the Board of Directors. The Chairman or Co-Chairman, if more than one, will serve the Corporation at the pleasure of the Board of Directors and may be removed at any time, with or without cause, by an affirmative vote of a majority of the Board of Directors. The Chairman or Co-Chairman, if more than one also may resign at any time following the resignation procedures set forth in Section 3 above. The Chairman or Co-Chairman, if more than one, shall not be entitled to receive any compensation as Chairman or Co-Chairman except upon the express vote of a majority of the remaining directors then in office.

Sections 9 and 10 of Article III are renumbered 12 and 13, respectively.

The original Section 9 (now renumbered as Section 12) of Article III is amended by replacing it with the word "salary" in line 5 with "compensation".


                                   Exhibit-3
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Article IV, Section 1 is amended by deleting from lines 4 and 5 thereof the phrase "a Chairman of the Board of Directors (who must be a director),"; and by deleting the phrase ", except in the case of the Chairman of the Board of Directors," from lines 11 and 12 thereof.

Article IV, Section 2 is amended by deleting from line 11 thereof the words "a majority" and replacing them with "two-thirds".

Section 4 of Article IV is deleted in its entirety.

Sections 5-11 of Article IV are renumbered 4-10, respectively.

The original Section 5 (now renumbered as Section 4) of Article IV is amended by replacing it in its entirety as follows:

                  Section 5. President. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. The President shall attend at all meetings of the stockholders and, if a director, the Board of Directors. The President shall be the Chief Executive Officer and, if there be no Chief Operating Officer, the Chief Operating Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

The original Section 6 (now renumbered as Section 5) of Article IV is amended by deleting the clause "(and if there be no Chairman of the Board of Directors)," from lines 3 and 4 thereof and by further deleting the phrase "no Chairman of the Board of Directors and" from line 12 thereof.

Article V, Section 1 is amended by deleting from line 4 thereof the phrase "the Chairman of the Board of Directors."


                                   Exhibit-4